As filed with the Securities and Exchange Commission on June 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3248524
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

1180 Veterans Boulevard
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

2000 Equity Incentive Plan

2000 Non-Employee Directors’ Stock Option Plan

2011 Equity Incentive Plan

(Full title of the plans)

James M. Gower

Chairman of the Board and Chief Executive Officer

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, California 94080

(650) 624-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001)
2000 Equity Incentive Plan	675,000 shares	$3.72	$2,511,000	$342.50
2000 Non-Employee Directors’ Stock Option Plan	100,000 shares	$3.72	$372,000	$50.74
2011 Equity Incentive Plan	7,000,000 shares	$3.72	$26,040,000	$3,551.86
TOTAL:	7,775,000 shares	$3.72	$28,923,000	$3,945.10

(1)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plan covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the registrant’s outstanding common stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on June 17, 2013.

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering (i) an additional 675,000 shares of the registrant’s common stock to be issued pursuant to the 2000 Equity Incentive Plan, (ii) an additional 100,000 shares of the registrant’s common stock to be issued pursuant to the 2000 Non-Employee Directors’ Stock Option Plan, and (iii) an additional 7,000,000 shares of the registrant’s common stock to be issued pursuant to the 2011 Equity Incentive Plan.

PART II

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-183130 and 333-175977), previously filed with the Securities and Exchange Commission on August 2, 2011 and August 7, 2012, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan.

99.2	Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan.

99.3	Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

(1)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)               Documents incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 21, 2013.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Ryan D. Maynard
Ryan D. Maynard
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Gower and Ryan D. Maynard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Gower	Chairman of the Board, Chief Executive Officer and Director	June 21, 2013
James M. Gower	(Principal Executive Officer)

/s/ Ryan D. Maynard	Executive Vice President and Chief Financial Officer	June 21, 2013
Ryan D. Maynard	(Principal Financial and Accounting Officer)

/s/ Donald G. Payan	Executive Vice President, President of Discovery and Research, and Director	June 21, 2013
Donald G. Payan

/s/ Bradford S. Goodwin	Director	June 21, 2013
Bradford S. Goodwin

/s/ Gary A. Lyons	Director	June 21, 2013
Gary A. Lyons

/s/ Walter H. Moos	Director	June 21, 2013
Walter H. Moos

/s/ Hollings C. Renton	Director	June 21, 2013
Hollings C. Renton

/s/ Peter S. Ringrose	Director	June 21, 2013
Peter S. Ringrose

/s/ Stephen A. Sherwin	Director	June 21, 2013
Stephen A. Sherwin

EXHIBITS

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation of the Company.

4.2(2)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

4.3(3)	Amended and Restated Bylaws of the Company.

4.4(4)	Specimen Common Stock Certificate of the Company.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages to this Registration Statement.

99.1	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan.

99.2	Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan.

99.3	Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

(1)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.

(2)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on May 29, 2012.

(3)               Document incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on February 2, 2007.

(4)               Documents incorporated by reference to the Company’s Current Report on Form 8-K (No. 000-29889), filed with the Securities and Exchange Commission on June 24, 2003.